EXHIBIT 4.11

                           DECLARATION OF TRUST

                                    OF

                   RJR NABISCO HOLDINGS CAPITAL TRUST V


               DECLARATION OF TRUST, dated as of August 5, 1998, between RJR Nabisco Holdings Corp., a Delaware corporation, as Sponsor, and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee (the "Institutional Trustee"), The Bank of New York (Delaware), a Delaware corporation, not in its individual capacity but solely as trustee (the "Delaware Trustee"), and John J. Delucca, Richard G. Russell and David F. Sternlieb, each not in his or her individual capacity but solely as trustee (the Institutional Trustee, Delaware Trustee and each such individual as trustee, collectively the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

               1. The trust created hereby shall be known as "RJR Nabisco Holdings Capital Trust V", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

               2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities representing undivided beneficial interests in the assets of the Trust ("Preferred Securities") in exchange for cash and investing the proceeds thereof in junior subordinated debentures of the Sponsor, (ii) issuing and selling common securities representing undivided beneficial interest in the assets of the Trust (the "Common Securities") to the Sponsor in exchange for cash and investing the proceeds thereof in additional junior subordinated debentures of the Sponsor and, (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

               3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to above and therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

               4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement") including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to prepare and file with the New York Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; (iii) to prepare and file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and (iv) to negotiate the terms of and execute on behalf of the Trust an underwriting agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the Preferred Securities. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws, to be executed on behalf of the Trust by the Trustees, John J. Delucca, Richard G. Russell and David F. Sternlieb, and each of them, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Bank of New York and The Bank of New York (Delaware), in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws. In connection with all of the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints John J. Delucca, Richard G. Russell and David F. Sternlieb, and each of them, his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee and in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign and file
(i) any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

               5. This Declaration of Trust may be executed in one or more counterparts.

               6. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than five (5); and provided further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and meets other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon thirty days prior notice to the Sponsor.

               7. The Trust shall terminate before the issuance of any Preferred Securities at the election of the Sponsor.

               8. The Delaware Trustee shall not have any of the powers or duties of the Trustees set forth herein, except as required under the Business Trust Act. The Delaware Trustee shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

               IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                   RJR Nabisco Holdings Corp.,
                                     as Sponsor




                                   By: /s/ H. Colin McBride
                                       ----------------------------------
                                       Name: H. Colin McBride
                                       Title: Senior Vice President,
                                              Associate General Counsel
                                              and Secretary

                                   The Bank of New York,
                                     not in its individual capacity
                                     but solely as Institutional Trustee



                                   By: /s/ MaryBeth Lewicki
                                       ----------------------------------
                                       Name: MaryBeth Lewicki
                                       Title: Assistant Vice President


                                   The Bank of New York (Delaware),
                                     not in its individual capacity
                                     but solely as Delaware Trustee



                                   By: /s/ Frederick W. Clark
                                       ----------------------------------
                                       Name: Frederick W. Clark
                                       Title: Authorized Signatory



                                   /s/ John J. Delucca
                                   ----------------------------------
                                   John J. Delucca,
                                     not in his individual capacity
                                     but solely as Trustee




                                   /s/ Richard G. Russell
                                   ----------------------------------
                                   Richard G. Russell,
                                     not in his individual capacity
                                     but solely as Trustee




                                   /s/ David F. Sternlieb
                                   ----------------------------------
                                   David F. Sternlieb,
                                     not in his individual capacity
                                     but solely as Trustee